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                                                                  EXHIBIT 99.14


                                POWER OF ATTORNEY

                  Know all men by these presents that Peter G. Peterson does hereby make, constitute and appoint Michael Puglisi and Howard A. Lipson as true and lawful attorneys-in-fact of the undersigned with full powers of substitution and revocation, for and in the name, place and stead of the undersigned (both in the undersigned's individual capacity and as a member of any limited liability company or limited partnership for which the undersigned is otherwise authorized to sign), to execute and deliver such forms as may be required to be filed from time to time with the Securities and Exchange Commission with respect to any investments of Blackstone Capital Partners II Merchant Banking Fund L.P., Blackstone Offshore Capital Partners II L.P., Blackstone Family Investment Partnership II L.P., Blackstone Capital Partners III Merchant Banking Fund L.P., Blackstone Offshore Capital Partners III L.P. or Blackstone Family Investment Partnership III L.P. and/or affiliates thereof in the common or preferred stock of Allied Waste Industries, Inc. (including any amendments or supplements to any reports from schedules previously filed by such persons or entities) pursuant to Sections 13(d) and 16(a) of the Securities Exchange Act of 1934, as amended, including without limitation, Schedules 13D, and statements on Form 3, Form 4 and Form 5.

                                        /s/  Peter G. Peterson
                                        --------------------------------
                                        Name: Peter G. Peterson

                                          [Notary signature and seal]

March 10, 1999